Exhibit 10.d.

                                    CDI CORP.

                              2000 STOCK UNIT PLAN

                         Article 1. General Description

     The CDI Corp. 2000 Stock Unit Plan provides designated employees of the Company with the opportunity to earn shares of CDI Stock, when predetermined terms and conditions, including a vesting period, have been satisfied.

                     Article 2. Purpose and Effective Date

     2.1. Purpose. The purpose of the Plan is to provide additional incentives to employees thereby promoting the Company's long-term growth and financial success by (i) attracting and retaining employees of outstanding ability, (ii) strengthening the Company's capability to develop and maintain a highly-skilled and motivated workforce, (iii) providing an effective means for employees to acquire and maintain ownership of CDI Stock, (iv) motivating selected employees to achieve long-range performance goals and objectives and (v) providing incentive compensation opportunities competitive with those of other major corporations.

     2.2. Effective Date and Termination of the Plan. The Plan is effective as of June 30, 2000 and may be suspended or terminated at any time by the Board.

                             Article 3. Definitions

     The following words and phrases used in the Plan shall have the following meanings unless a different meaning is plainly required by the context:

     3.1 "Account" means a bookkeeping account maintained for each Participant in which is recorded all information related to grants of Stock Units and the issuance of CDI Stock under the Plan.

     3.2 "Award" means the grant of Stock Units to a Participant under the Plan.

     3.3 "Award Certificate" means a written confirmation furnished to a Participant of an Award of Stock Units under the Plan.

     3.4 "Board" means the Board of Directors of CDI Corp.

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     3.5 "CDI Stock" means common stock,  par value $.10 per share, of CDI Corp.

     3.6 "Committee" means the CDI Corp. Compensation Committee. The members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

     3.7 "Company", as the context requires, means CDI Corp., CDI Corp. and its subsidiaries or the individual subsidiary of CDI Corp. which employs an Eligible Employee.

     3.8 "Eligible Employee" means an employee (or group of employees identified by job classification) of the Company who has been designated as eligible to participate in the Plan by the Committee.

     3.9 "Grant Date" means the date on which the Committee grants an Award to a Participant.

     3.10 "Participant" means an Eligible Employee who is granted an Award under the Plan.

     3.11 "Plan" means this CDI Corp. 2000 Stock Unit Plan, as amended from time to time.

     3.12 "Retirement" means a Participant's  leaving the employ of the Company:

     (i) on or after the date that the Participant satisfies one of the following combinations of age and years of service with the Company:

          -    60 years of age and 20 years of service;

          -    62 years of age and 15 years of service; or

          -    65 years of age and 5 years of service.

     (ii) at such earlier date as may be approved by the Committee, in its sole discretion.

     3.13 "Stock Unit" means a bookkeeping entry in a Participant's Account which represents a right to one share of CDI Stock upon the satisfaction of the Vesting Period and any other conditions which the Committee, in its sole discretion, may impose.

     3.14 "Vesting Period" means that period of time which must elapse following the Grant Date before CDI Stock is issued in exchange for the Stock Units.

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                           Article 4. Administration

     4.1 General.  The Plan shall be  administered  by the  Committee.

     4.2 Plan Interpretation. The Committee shall have the authority and responsibility to interpret and construe the Plan and decide all questions arising thereunder, including, without limitation, questions of eligibility for participation, the number of Stock Units credited to an Account and the timing of the exchange of CDI Stock for Stock Units, and shall have the authority to deviate from the literal terms of the Plan to the extent the Committee determines it to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company and any employee.

     4.3 Responsibilities and Reports. The Committee may, pursuant to a written instruction, delegate specific duties and responsibilities to other named persons; provided, however, that any such delegation may not violate or otherwise contravene any requirement of applicable law. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

     4.4 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have all necessary powers to administer and interpret the Plan
including,   without  limitation:

          (i) The authority to adopt such rules, regulations and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable;

          (ii) The authority to designate which employees of the Company are Eligible Employees;


          (iii)The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan.

                            Article 5. Participation

     5.1 Participation. Subject to the terms and conditions of the Plan, an Award of Stock Units may be made to any Participant selected by the Committee.

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In making this selection and in  determining  the amount and terms of any Award, the Committee may give consideration to the functions and responsibilities of the respective Participant, his or her contributions to the success of the Company, the value of his or her service to the Company and any other factor deemed relevant by the Committee.

                           Article 6. Grant of Awards

     6.1 General. Stock Units shall be granted to a Participant in such amount, and subject to such terms and conditions, as the Committee shall determine.

     6.2  Award  Certificate.   Each  Award  shall  be  evidenced  by  an  Award
Certificate specifying the number of Stock Units granted, the Vesting Period and any other terms and conditions of the Award.

     6.3 Credits to Account. Stock Units granted to a Participant shall be credited to the Participant's Account. The Account shall be the bookkeeping record of the Stock Units granted to the Participant under the Plan, shall be solely for accounting purposes, and shall not require the segregation of any Company assets.

                    Article 7. Vesting Period of Stock Units

     7.1 Vesting Period. Stock Units granted to a Participant shall vest according to the Vesting Period determined by the Committee and set forth in the Participant's Award Certificate. Except as provided in Section 7.2 or otherwise determined by the Committee, if a Participant's service with the Company is terminated for any reason before becoming 100% vested in his or her Stock Units, such Participant's interest in the Stock Units and all rights to benefits under the Plan shall be forfeited.

     7.2 Notwithstanding the provisions of Section 7.1, unless otherwise provided in a Participant's Award Certificate, all Stock Units granted to a Participant shall vest upon the Participant's termination of employment by the Company other than for cause, death, disability or Retirement.

                       Article 8. Payment for Stock Units

     8.1 Payment. When a Participant's Stock Units become vested in accordance with the applicable Vesting Period, and all other terms and conditions under the Award Certificate have been satisfied, a certificate for a number of shares of CDI Stock equal to the number of vested Stock Units will be delivered to the Participant as soon as administratively feasible, and the corresponding Stock Units will be cancelled.

     8.2 Death of Participant. If a Participant dies, shares of CDI Stock to which the Participant is entitled under the Plan and any Award Certificate shall be paid to his or her surviving spouse, or if there is no such surviving spouse, to the Participant's estate.

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                         Article 9. General Provisions

     9.1 Limits as to Transferability. Unless otherwise provided by the Committee, Stock Units are not transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution.

     9.2 Shareholder Rights and Privileges. A Participant shall have no rights as a shareholder with respect to any shares of CDI Stock covered by an Award until the issuance of a stock certificate to the Participant representing such shares.

     9.3 Shares Available Under the Plan. The CDI Stock to be offered under the Plan will be authorized but unissued CDI Stock or CDI Stock previously issued and outstanding and reacquired by the Company.

     9.4 Adjustments Upon changes in Stock. In case of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the number and kind of shares subject to unvested Awards.

     9.5 Amendment, Suspension, and Termination of Plan. The Board or a designated committee may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable.

     9.6 Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, the determination of Eligible Employees, need not be uniform and may be made by it selectively among Participants whether or not such Participants are similarly situated.

     9.7 No Right to Employment or Continued Service. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan or any Agreement, shall be construed as giving to any person the right to be retained in the employ of the Company.

     9.8 Funding; Unsecured Status. The Company will not be required to segregate or hold separately from its general assets any amounts credited to a Participant's Account, and shall be under no obligation whatsoever to fund in advance any amounts under the Plan. The right of a Participant to receive any amounts or shares of CDI Stock under the Plan shall be an unsecured claim against the Company.

                                   *    *    *    *

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     To record the  adoption of the Plan,  CDI Corp.  has caused its  authorized officers to affix its corporate name this 14th day December, 2000.


[CORPORATE SEAL]


Attest:                                       CDI Corp.



/s/ Joseph R. Seiders                          /s/ John M. Coleman
-------------------------------------         ---------------------------------
     Joseph R. Seiders                             John M. Coleman
     Sr. V. P. & Secretary